UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2019

SPIRIT MTA REIT

(Exact name of registrant as specified in its charter)

Maryland	1-38414	82-6712510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300, Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

(972)-476-1409

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	SMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Equity Purchase Agreement/Real Estate Sale Contract

On June 2, 2019, Spirit MTA REIT, a Maryland real estate investment trust (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), by and among SMTA Financing JV, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Seller”), Banner NewCo LLC, a Delaware limited liability company and wholly owned subsidiary of Seller (“Newco”), and Hospitality Properties Trust, a Maryland real estate investment trust (“Buyer”).

Pursuant to and subject to the terms and conditions of the Purchase Agreement, Buyer will purchase from Seller all of Seller’s right, title and interest in and to all of the limited liability company interests of Newco (the “Sale”) in exchange for the purchase price described therein. At the closing of the Sale, Newco will hold (i) all of the outstanding limited liability company interests of Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC, and Spirit Master Funding VIII, LLC (together, the “Acquired Companies”), the entities constituting the issuers under the Company’s commercial real estate backed securitization trust, Master Trust 2014, and (ii) certain assets and liabilities of the Company and/or its subsidiaries (other than the Acquired Companies).

On June 2, 2019, at the request of Buyer, concurrently with the execution of the Purchase Agreement, Newco entered into a Real Estate Sale Contract (the “Real Estate Sale Contract”) with a subsidiary of Spirit Realty Capital, Inc., which is the ultimate parent of Spirit Realty AM Corporation, the Company’s Manager (the “Property Seller”), pursuant to which, and subject to the terms and conditions therein, Newco will acquire three travel center properties currently owned by the Property Seller (the “Travel Center Properties”) at the closing of the Sale for a purchase price of $55 million, subject to customary prorations and the repayment of certain related party loans. This summary of terms of the Real Estate Sale Contract is not complete and is qualified in its entirety by reference to the Real Estate Sale Contract, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the closing of the Sale, all of the outstanding classes and series of the Master Trust 2014 notes (the “Master Trust Notes”) issued and outstanding under that certain Second Amended and Restated Master Trust Indenture, dated as of May 20, 2014, among the Acquired Companies, as issuers, and the trustee thereunder will be redeemed.

The aggregate purchase price payable by Buyer at the closing of the Sale is $2.4 billion plus the make-whole premium payable in connection with the prepayment of the Master Trust Notes, subject to certain customary adjustments. If the Travel Center Properties are not transferred by the Property Seller to Newco in connection with the closing of the Sale, the purchase price will be reduced by $55 million.

The transactions contemplated by the Purchase Agreement will constitute a sale of substantially all of the assets of the Company for purposes of applicable Maryland REIT law. The Sale is expected to close in the later part or end of the third quarter of 2019.

The Board of Trustees of the Company (the “Board”) unanimously approved the Purchase Agreement and the transactions contemplated thereby.

Conditions

The Sale is subject to various conditions, including approval of the Sale by holders of a majority of the outstanding common shares of the Company entitled to vote on the Sale (the “Requisite Parent Vote”). Concurrently with the execution of the Purchase Agreement, the trustees and executive officer of the Company, and certain executive officers of Spirit Realty Capital, Inc., who beneficially own in the aggregate approximately 1.0%, of the Company’s outstanding common shares, entered into a voting agreement with Buyer pursuant to which such shareholders have agreed to, among other things, vote all of their common shares in favor of the Sale.

Each party’s obligation to consummate the Sale is subject to certain additional conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers), and (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement. In addition, Buyer’s obligation to close is subject to the absence of any Material Adverse Effect (as such term is defined in the Purchase Agreement) with respect to the Company. There is no financing condition to the Sale.

No-Shop; Termination

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties, subject to customary exceptions with respect to certain unsolicited acquisition proposals.

The Purchase Agreement contains certain termination rights, including the right of either party to terminate the Agreement if the Sale is not consummated on or before December 31, 2019. The Purchase Agreement provides that, upon termination of the Purchase Agreement under specified circumstances, the Company will be required to pay Buyer a termination fee of $11.375 million, including in the event that the Company terminates the Purchase Agreement to enter into a definitive agreement with respect to a superior proposal prior to obtaining the Requisite Parent Vote, so long as such termination did not result from a material breach by the Company of its non-solicitation obligations. In addition, if the Requisite Parent Vote is not obtained at the Company’s stockholders’ meeting, the Company is required to reimburse Buyer for its reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the transactions contemplated by the Purchase Agreement in an aggregate amount not to exceed $10 million (which sum shall be credited against any termination fee payable to Buyer).

Other Terms

The Purchase Agreement includes various representations, warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Purchase Agreement and the closing of the Sale, the Company has agreed, among other things (i) to cause the Acquired Companies to operate their businesses in the ordinary course during the period between the execution of the Purchase Agreement and the closing of the Sale, (ii) not to engage in specified types of transactions during this period, subject to Buyer’s consent with certain exceptions, and (iii) to convene a meeting of its shareholders for the purpose of obtaining the Requisite Parent Vote.

The Company, the Acquired Companies, and Buyer have agreed, following the closing of the Sale, to indemnify the other party, as applicable, for certain assets or liabilities, as applicable, subject to certain limitations as set forth in the Purchase Agreement.

The foregoing summary of the material terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller, Newco, Buyer or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Seller, Newco, Buyer and the transactions contemplated by the Purchase Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Purchase Agreement, as well as in the other filings that the Company will make with the United States Securities and Exchange Commission (the “SEC”).

Termination Agreement

On June 2, 2019, concurrently with the execution of the Purchase Agreement, the Company, Spirit Realty Capital, Inc., Spirit MTA Preferred Holder, LLC, and Spirit Realty AM Corporation (“Manager”) entered into that certain Termination Agreement (the “Termination Agreement”), pursuant to which, among other things, Manager agreed to terminate that certain Asset Management Agreement, dated May 21, 2018 (the “Asset Management Agreement”), between the Company and Manager (as assignee of Spirit Realty, L.P.). Under the existing terms of the Asset Management Agreement, the Company will pay Manager a termination fee of approximately $48 million in connection with such termination, however, (i) as a result of Manager’s termination, the Company will not be required to deliver notice to Manager 180 days in advance of termination or enter into an eight month transition services period, and (ii) Manager has agreed to waive its right to receive any promote as otherwise provided for under the Asset Management Agreement. In addition, the Company has agreed that in connection with the closing of the Sale, it will repurchase the Company’s outstanding Series A preferred shares from an affiliate of Spirit Realty, L.P. at par for $150 million in the aggregate plus any accrued but unpaid dividends, in accordance with the terms of the preferred shares.

The foregoing summary of terms of the Termination Agreement is not complete and is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Interim Management Agreement

On June 2, 2019, concurrently with the execution of the Purchase Agreement, the Company and Manager entered into that certain Interim Management Agreement, to be effective upon closing of the Sale, pursuant to which, among other things, the Company appointed Manager as its manager to manage the affairs of the Company following completion of the Sale and termination of the Asset Management Agreement for an annual fee of $1 million for the initial one-year term thereof and $4 million per annum for any renewal term, in each case plus certain cost reimbursements (the “Interim Management Agreement”). The Interim Management Agreement will be terminable at any time by the Company and after one year by Manager, in each case without payment of a termination fee.

The foregoing summary of terms of the Interim Management Agreement is not complete and is qualified in its entirety by reference to the Interim Management Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The summary under “Termination Agreement” under 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On June 3, 2019, the Company issued a press release announcing, among other things, the entry into the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

This document relates to the proposed sale of assets by the Company and may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement (the “Proxy Statement”) with the SEC, as well as other relevant materials. This document is not a substitute for the Proxy Statement or for any other document that the Company has filed or may file with the SEC or send to the Company’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SPIRIT MTA REIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will also be available free of charge on the investor relations page of the Company’s website at www.spiritmastertrust.com. The Company and its trustees and its executive officer may be considered participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction under the rules of the SEC. Information about the trustees and the executive officer of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 22, 2019, its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on March 22, 2019, and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking and Cautionary Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; the Company’s ability to satisfy the conditions to closing and complete the proposed transaction; the Company’s dependence on its external manager, a subsidiary of Spirit Realty Capital, Inc., to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of the Company’s properties, potential illiquidity of the Company’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of the Company’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain the Company’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Equity Purchase Agreement, dated as of June 2, 2019, by and among Spirit MTA REIT, SMTA Financing JV, LLC, Banner NewCo LLC and Hospitality Properties Trust.

10.1	Real Estate Sale Contract, dated as of June 2, 2019, by and between Banner NewCo LLC and Spirit FJ SMF SPE, LLC.

10.2	Termination Agreement, dated as of June 2, 2019, by and among Spirit MTA REIT, Spirit Realty AM Corporation, Spirit Realty Capital, Inc. and Spirit MTA Preferred Holder, LLC.

10.3	Interim Management Agreement, dated as of June 2, 2019, by and between Spirit MTA REIT and Spirit Realty AM Corporation.

99.1	Press Release of Spirit MTA REIT, dated June 3, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT MTA REIT

Date: June 3, 2019	By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez
Chief Executive Officer, President, Chief Financial Officer and Treasurer